Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year 2023 Financial Results

Annual Revenue Grows to a Record $38.0 Million, Marking a 34% Increase

Net Income Increases to $8.4 Million in 2023

CHANDLER, Ariz. — April 1, 2024 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the fourth quarter and full year ended December 31, 2023. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2023 Financial Summary:

●	Total revenue increased 17% year-over-year to $10.1 million

●	Gross profit increased 58% year-over-year to $8.4 million, or 83% of total revenue

●	Net income increased by $1.4 million year-over-year to $2.8 million

●	Adjusted EBITDA totaled $1.7 million

●	Cash and cash equivalents of $18.9 million at December 31, 2023

Full Year 2023 Financial Summary:

●	Total revenue increased 34% to $38.0 million

●	Gross profit increased 64% to $26.7 million, or 70% of total revenue

●	Net income increased by $6.4 million to $8.4 million

●	Adjusted EBITDA totaled $11.6 million

Fourth Quarter and Full Year 2023 Financial Highlights:

	For the Three Months Ended			For the Twelve Months Ended
All figures in millions, except per share data	December 31, 2023	December 31, 2022	% Δ	December 31, 2023	December 31, 2022	% Δ
Total Revenue	$10.1	$8.6	17%	$38.0	$28.3	34%

Gross Profit	$8.4	$5.3	58%	$26.7	$16.3	64%
Gross Margin	83%	61%	N/A	70%	57%	N/A

Net Income (Loss)	$2.8	$1.4	N/A	$8.4	$2.0	N/A
Diluted EPS	$0.25	$0.13	N/A	$0.77	$0.18	N/A
Adjusted EBITDA	$1.7	$1.9	N/A	$11.6	$4.0	N/A

Management Commentary

“2023 was a year of substantial transformation, which culminated in a strong fourth quarter with revenue of $10.1 million – our third double-digit million revenue quarter in 2023. This performance led to record-breaking annual revenue of $38.0 million, representing a 34% increase from 2022,” said VirTra CEO John Givens. “Our success has been the result of strategic changes we’ve implemented across our business, particularly in enhancing our internal operations. Last year, we successfully upgraded our machine shop and consolidated production into a single facility, implemented a new ERP system, and revised our processes for scalability, just to name a few of the operational strides we took. These actions have increased our throughput significantly and improved our book-to-ship ratio, all while reducing production costs and maintaining excellent product quality. We are now shipping orders that we receive within days instead of years, and we have set a solid foundation for future success as demand for our solutions continues to rise.”

“This strategic overhaul was instrumental in effectively working through the substantial backlog we faced entering 2023. With that backlog down to $19.4 million entering 2024, growing bookings and our pipeline will be critical to our growth trajectory going forward. To align more closely with future growth opportunities, we also restructured our sales team, introducing new methodologies, adopting a territory-based approach, and revising our compensation structure. We expect these adjustments to enhance our sales productivity and bolster our customer success functions.

“As our newly implemented sales strategies begin to take root, we expect that the technological innovations we made in 2023 will drive further interest from the core law enforcement market and the military sector. The introduction of V-XR®, our extended reality training platform, has been met with great interest, with a very positive market reception setting us up for strong delivery volume starting in the next few months. V-XR’s emphasis on training soft skills, such as managing mental health crises, is set to broaden our reach within our core target markets but also in wider settings, such as in hospitals and educational institutions. Additionally, to better serve military customers, we integrated VBS, a premier military software that facilitates the creation of real-time, geo-specific training into our simulators. Despite the typically longer sales cycles in the military market, our foothold is expanding ahead of schedule.

“Building on our operating momentum, we are moving into the second quarter with high confidence in our trajectory for continued growth for 2024.”

Fourth Quarter 2023 Financial Results

Total revenue increased 16% to $10.1 million from $8.7 million in the fourth quarter of 2022. The increase in revenue was driven by continued demand for training solutions with government customers, both domestically and internationally.

Gross profit increased 58% to $8.4 million from $5.3 million in the fourth quarter of 2022. Gross profit margin was 83%, an increase compared to 61% in the fourth quarter of 2022.

Net operating expense was $5.8 million, compared to $3.4 million in the fourth quarter of 2022. The increase in net operating expense was associated with additional staffing and the opening of the Company’s Orlando facility.

Operating income increased by $0.7 million to $2.6 million from $1.9 million in the fourth quarter of 2022.

Net income was $2.8 million, or $0.25 per diluted share (based on 11.0 million weighted average diluted shares outstanding), an improvement compared to net income of $1.4 million, or $0.13 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the fourth quarter of 2022.

Adjusted EBITDA, a non-GAAP metric, was $1.7 million, compared to $1.9 million in the fourth quarter of 2022.

Full Year 2023 Financial Results

Total revenue increased 34% to $38.0 million from $28.3 million in 2022. The increase in revenue was primarily the result of increases in simulator and accessory sales, STEP sales, and design and prototyping revenue.

Gross profit increased 64% to $26.7 million from $16.3 million in 2022. Gross profit margin was 70%, an increase compared to 57% in 2022. The increase in gross profit margin was primarily due to the aforementioned increase in revenue while maintaining cost of sales in line with 2022 levels. Also contributing to this increase was an unusual event of the Company’s receiving a $3 million kickoff milestone payment in connection with a contract for custom work, for which no significant costs were associated.

Net operating expense was $17.0 million in 2023, compared to $13.7 million in 2022. The increase in net operating expense was primarily driven by an increase in salaries and benefits resulting from the addition of new staff, expenses for the new Orlando office, as well as an increase in R&D spend, and the implementation expense related to the launch of the Company’s new ERP system.

Operating income jumped to $9.6 million in 2023, a $7.0 million increase from $2.6 million in the prior year period.

Net income was $8.4 million, or $0.77 per diluted share (based on 11.0 million weighted average diluted shares outstanding), an improvement compared to net income of $2.0 million, or $0.18 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $11.6 million from $4.06 million in 2022.

Financial Commentary

“In the fourth quarter we continued to grow our revenue while making improvements to our profitability metrics,” said VirTra CFO Alanna Boudreau. “The changes we’ve made internally to our operations have also had a significant effect on the margin growth we had in the fourth quarter and throughout the year. Based on our recent performance, we are expecting that our backlog will remain lower than past levels historically as we focus on continuing to improve our book-to-ship ratio moving forward. We anticipate continued revenue and profitability expansion as we move into additional markets outside of law enforcement in 2024.”

Conference Call

VirTra’s management will hold a conference call today (April 1, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13743893

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 28, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13743893

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Years Ended
	December 31,	December 31,	Increase	%
	2023	2022	(Decrease)	Change

Net Income	$8,402,858	$1,955,898	$6,446,960	330%
Adjustments:
Provision for income taxes	1,818,812	571,642	1,247,170	218%
Depreciation and amortization	928,545	887,118	41,427	5%
Interest (net)	(20,440)	190,772	(211,212)	(111)%
EBITDA	$11,129,775	$3,605,430	$7,524,345	209%
Right of use amortization	496,127	412,335	83,792	20%

Adjusted EBITDA	$11,625,902	$4,017,765	$7,608,137	189%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$18,849,842	$13,483,597
Accounts receivable, net	15,724,147	3,002,887
Inventory, net	12,404,880	9,592,328
Unbilled revenue	1,109,616	7,485,990
Prepaid expenses and other current assets	906,803	531,051

Total current assets	48,995,288	34,095,853

Long-term assets:
Property and equipment, net	15,487,012	15,267,133
Operating lease right-of-use asset, net	716,687	1,212,814
Intangible assets, net	567,540	587,777
Security deposits, long-term	35,691	35,691
Other assets, long-term	201,670	376,461
Deferred tax asset, net	3,630,154	2,238,762

Total long-term assets	20,638,754	19,718,638

Total assets	$69,634,042	$53,814,491

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,282,427	$1,251,240
Accrued compensation and related costs	2,221,416	1,494,890
Accrued expenses and other current liabilities	3,970,559	1,917,922
Note payable, current	226,355	232,537
Operating lease liability, short-term	317,840	557,683
Deferred revenue, short-term	6,736,175	4,302,492

Total current liabilities	15,754,772	9,756,764

Long-term liabilities:
Deferred revenue, long-term	3,012,206	1,605,969
Note payable, long-term	7,813,021	8,050,116
Operating lease liability, long-term	432,176	720,023

Total long-term liabilities	11,257,403	10,376,108

Total liabilities	27,012,175	20,132,872

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,107,230 shares and 10,900,759 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,109	1,089
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding
Additional paid-in capital	31,957,765	31,420,395
Retained earnings	10,662,993	2,260,135

Total stockholders’ equity	42,621,867	33,681,619

Total liabilities and stockholders’ equity	$69,634,042	$53,814,491

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the years ended
	December 31, 2023	December 31, 2022

Revenues:
Net sales	$38,043,360	$28,302,244
Total revenue	38,043,360	28,302,244

Cost of sales	11,378,264	12,047,366

Gross profit	26,665,096	16,254,878

Operating expenses:
General and administrative	14,235,194	11,054,333
Research and development	2,794,314	2,606,840

Net operating expense	17,029,508	13,661,173

Income from operations	9,635,588	2,593,705

Other income (expense):
Other income	888,464	194,523
Other (expense) income	(302,382)	(260,688)

Net other income (expense)	586,082	(66,165)

Income before provision for income taxes	10,221,670	2,527,540

Provision (Benefit) for income taxes	1,818,812	571,642

Net income	$8,402,858	$1,955,898

Net income per common share:
Basic	$0.77	$0.18
Diluted	$0.77	$0.18

Weighted average shares outstanding:
Basic	10,958,448	10,863,680
Diluted	10,963,477	10,873,606

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$8,402,858	$1,955,898
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	928,545	887,118
Right of use amortization	496,127	412,335
Bad debt expense	308,657	-
Employee stock compensation	482,490	456,167
Changes in operating assets and liabilities:
Accounts receivable, net	(13,029,917)	893,852
Inventory, net	(2,812,552)	(4,577,404)
Deferred taxes	(1,391,392)	(564,528)
Unbilled revenue	6,376,374	(3,539,544)
Prepaid expenses and other current assets	(375,752)	409,836
Other assets	174,791	(186,727)
Operating lease right of use liability	(527,690)	(416,292)
Security deposits, long-term	-	(15,979)
Accounts payable and other accrued expenses	3,810,157	1,811,646
Payments on operating lease liability	-	-
Deferred revenue	3,839,920	(219,729)

Net cash provided by (used in) operating activities	6,682,616	(2,693,351)

Cash flows from investing activities:

Purchase of intangible assets	-	(120,016)
Purchase of property and equipment	(1,128,187)	(3,221,182)
Net cash (used in) investing activities	(1,128,187)	(3,341,198)

Cash flows from financing activities:
Principal payments of debt	(243,084)	(231,264)
Stock issued for options exercised	54,900	40,845
Net cash (used in) financing activities	(188,184)	(190,419)

Net increase (decrease) in cash and restricted cash	5,366,245	(6,224,968)
Cash and restricted cash, beginning of period	13,483,597	19,708,565
Cash and restricted cash, end of period	$18,849,842	$13,483,597

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Income taxes paid (refunded)	$-	$108,777
Interest paid	$248,653	128,507

Supplemental disclosure of non-cash investing and financing activities:
Addition of new lease and corresponding ROU asset and lease liability	$-	$294,016
Conversion of inventory to property and equipment	$-	$840,843